Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG CORP. SETS EARNINGS RELEASE AND CONFERENCE CALL DATES
FOR SECOND QUARTER 2015 RESULTS

NASHVILLE, Tenn. (July 7, 2015) - AmSurg Corp. (Nasdaq: AMSG) today announced it will release its second quarter 2015 financial results on Tuesday, August 4, 2015, after the market closes. The Company will also host a conference call at 5:00 p.m. Eastern Time that same day. The live broadcast of AmSurg Corp.’s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations. The on-line replay will follow shortly after the call and continue for 30 days.

AmSurg’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AmSurg’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of March 31, 2015, AmSurg owned and operated 248 ASCs in 34 states and provided physician services to more than 330 healthcare facilities in 27 states, employing more than 2,900 physicians and other healthcare professionals.

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